UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

TCW ETF TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

515 South Flower Street Los Angeles, CA	90071
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of each of:

TCW Compounders ETF	The NASDAQ Stock Market LLC	47-5634323
TCW Transform 500 ETF	The NASDAQ Stock Market LLC	86-6455160
TCW Transform Supply Chain ETF	The NASDAQ Stock Market LLC	88-3865014
TCW Transform Systems ETF	The NASDAQ Stock Market LLC	87-6327833
TCW Artificial Intelligence ETF	The NASDAQ Stock Market LLC	82-1973604

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-249926

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of TCW Compounders ETF, TCW Transform 500 ETF, TCW Transform Supply Chain ETF, TCW Transform Systems ETF, and TCW Artificial Intelligence ETF, each a series of TCW ETF Trust (the “Registrant”), is incorporated by reference to Post-Effective Amendment No. 27 to the Registrant’s registration statement on Form N-1A (the “Registration Statement”), filed with the Securities and Exchange Commission on February 28, 2025 (File Nos. 333-249926; 811-23617). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Certificate of Trust dated October 26, 2020, as filed with the Office of the Secretary of State of the State of Delaware on October 26, 2020, for Deer Lane ETF Trust (the “Registrant” or “Trust”) is incorporated by reference to the Registrant’s Registration Statement on Form N-1A (Registration Nos. 333-249926 and 811-23617) (the “Registration Statement”) filed November 6, 2020.

2.	Certificate of Amendment dated December 21, 2020 to the Certificate of Trust of the Registrant, as filed with the Office of the Secretary of State of Delaware on December 21, 2020 is incorporated by reference to the Registrant’s Registration Statement filed April 23, 2021.

3.	Certificate of Amendment dated October 13, 2023 to the Certificate of Trust of the Registrant, as filed with the Office of the Secretary of State of Delaware on October 12, 2023, is incorporated by reference to the Registrant’s Registration Statement filed on December 29, 2023.

4.	Second Amended and Restated Agreement and Declaration of Trust of the Registrant dated October 13, 2023 is incorporated by reference to the Registrant’s Registration Statement filed on December 29, 2023.

5.	Second Amended and Restated By-Laws of the Registrant dated October 13, 2023 is incorporated by reference to the Registrant’s Registration Statement filed December 29, 2023.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, as of June 23, 2025.

TCW ETF Trust

By:	/s/ Megan McClellan
Name:	Megan McClellan
Title:	President, Principal Executive Officer and Trustee

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